Exhibit 5

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned hat the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of dELiA*s, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 28, 2011

PRENDEL, LLC

By: Prentice Capital Management, LP, its Manager

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman
Title: Investment Manager

PRENDEL CAPITAL MANAGEMENT, LP

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman
Title: Investment Manager

/s/ Michael Zimmerman
Michael Zimmerman

/s/Mario Ciampi
Mario Ciampi